Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-261879 and 333-257161) and on Form S-3 (File No. 333-276668) of Hanover Bancorp Inc. and Subsidiary of our report dated March 14, 2025, related to the consolidated financial statements, appearing in this Annual Report on Form 10-K of Hanover Bancorp Inc. and Subsidiary for the year ended December 31, 2024.

/s/ Crowe LLP

Livingston, New Jersey
March 14, 2025